EXHIBIT 23.5


NSAI neatherland, sewell
 & associates, inc.



         CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


     We hereby consent to the references to our firm in the form and context in which they appear in the Registration Statement on Form S-3 being filed by GREKA Energy Corporation with the Securities and Exchange Commission. We hereby further consent to the use of information contained in our reports, as of January 1, 1997, 1998, and 1999 setting forth the Saba Petroleum Company oil and gas reserves and revenue estimates and to the use of information from our report dated April 5, 1999, setting forth the Horizontal Ventures, Inc. oil and gas reserves and revenue estimates, as of January 1, 1999. We further consent to the incorporation by reference of information contained thereof in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.

                                      NETHERLAND, SEWELL & ASSOCIATES, INC.


                                   By:  /s/ Frederic D. Sewell
                                        Frederic D. Sewell
                                        President



Dallas, Texas
May 14, 1999